UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2021

AFC GAMMA, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-39995	85-1807125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1770
West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-510-2390
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	AFCG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Reference is made to the Amended and Restated Credit Agreement, dated as of July 30, 2021 (the “Credit Agreement”), by and among Devi Holdings, Inc., as borrower (the “Borrower”), the guarantors from time to time party thereto, AFC Gamma, Inc. (the “Company”), as a lender, Flower Loan Holdco, LLC (“FLH”), as a lender, AFC Management, LLC, as a lender (in such capacity, “AFCM”) and as agent for the lenders under the Credit Agreement (in such capacity, the “Agent”), and the other lenders from time to time party thereto. FLH is an entity beneficially owned by Leonard M. Tannenbaum, a director and the Chief Executive Officer of the Company, and Robyn Tannenbaum, the Company’s Managing Director, Head of Origination and Investor Relations. AFCM is the external manager of the Company and is beneficially owned by Mr. Tannenbaum, Mrs. Tannenbaum, other members of the Tannenbaum family and Jonathan Kalikow, a director and the Head of Real Estate of the Company.

On September 7, 2021, the Company entered into (i) an Assignment and Acceptance (the “Loan Assignment”) with FLH, the Borrower and the Agent, pursuant to which the Company acquired FLH’s interest in the $8,500,000 loan made by FLH to the Borrower under the Credit Agreement for a purchase price of $8,471,307, which equaled the outstanding principal amount of the loan plus any accrued and unpaid interest and less any unaccreted original issue discount and (ii) a letter agreement (the “Commitment Assignment” and, together with the Loan Assignment, the “Assignments”) with AFCM, pursuant to which AFCM assigned to the Company its commitment under the Credit Agreement to make loans to the Borrower in a principal amount of up to $20,000,000. The Company did not pay any consideration to AFCM for its acquisition of AFCM’s loan commitments under the Credit Agreement pursuant to the Commitment Assignment. The loans under the Credit Agreement are secured by, among other things, real estate collateral consisting of three cultivation facilities across Arizona and Michigan and eleven dispensaries across Arizona, Maryland, Massachusetts and Michigan. As a result of the Assignments, the Company’s total loan commitments to the Borrower under the Credit Agreement increased to an aggregate principal amount of $62,500,000.

Item 9.01	Financial Statements and Exhibits.

(a)  Financial statements of businesses or funds acquired.

No financial statements are being filed with this report. Any required financial statements in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(a)(3) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)  Pro forma financial information.

No pro forma financial information is being filed with this report. Any required pro forma financial information in connection with the transactions described in Item 2.01 will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2021	AFC GAMMA, INC.

	By:	/s/Brett Kaufman
Brett Kaufman
Chief Financial Officer